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                                                               EXHIBIT NO. 10(b)

                           DEVELOPMENT AND MANUFACTURING LICENSE AGREEMENT


         This Development and Manufacturing License Agreement (the "Agreement") is made effective October 27, 1997 (the "Effective Date") by and between Sun Microsystems, Inc., a Delaware corporation with its principal offices at 901 San Antonio Road, Palo Alto, California 94303, by and through its Sun Microelectronics division ("SME"), and Pinnacle Data Systems, Inc. a Ohio corporation with its principal offices at 2155 Dublin Road, Columbus, Ohio 43228 ("Pinnacle").

A. SME has developed and holds rights to a schematic design for a PCI card with audio and ethernet functionality (the "PCI Card"), and certain "Open Boot PROM" software for use with the PCI Card (the "OBP Software"): and

B. Pinnacle desire to develop, manufacture and sell a PCI Card which is based on the SME schematic design and incorporates the OBP Software under license from SME to customers approved in advance by SME; and

C. SME desires to grant limited license rights to Pinnacle for such purposes on the terms and subject to the conditions set forth in this Agreement.

         Now, therefore, in consideration of the mutual covenants and conditions set forth below, the parties hereto agree as follows:


1.       DEFINITIONS.

         1.1 "Affiliate" means a business entity or entities controlled by, under common control with, or controlling a party to this Agreement.

         1.2 "Approved Customer" means the parties to which Pinnacle is authorized to sell the PCI Card, as listed in EXHIBIT D. SME may change the list of Approved Customers during the term of this Agreement in its business discretion upon written notice to Pinnacle.

         1.3 "Binary Code" means machine-readable, executable code of a computer program.

         1.4 "Confidential Information" means (i) all technical information which SME discloses to Pinnacle under this Agreement, (ii) that technical information of Pinnacle or business information of either party which a party discloses to the other pursuant to this Agreement which is designated as "confidential" or "proprietary", or with words of similar meaning, in writing by the disclosing party, or if disclosed verbally, designated as "confidential" or "proprietary", or with words of similar meaning, at the time of disclosure, (iii) any Source Code provided under this Agreement, and (iv) the terms and conditions of this Agreement.

         1.5 "Derivative Technology" means the information, hardware designs, software, and products derived from the Licensed Technology by Pinnacle, including the PCI Card and all necessary schematics, design database files, and other information necessary to manufacture the PCI Card, and the all derivative versions of the OBP Software in both Source Code and Binary Code forms.

         1.6 "Designated Equipment" means the computer equipment owned or controlled by Pinnacle and specified in the Development Plan.

         1.7 "Designated Site" means the business location controlled by Pinnacle and identified in the Development Plan where Pinnacle will use the Licensed Technology.

         1.8 "Development Plan" means the milestones, deliverables, schedule and other requirements for the development of PCI Card by Pinnacle under this Agreement, as set forth in EXHIBIT B.


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         1.9      "Error Corrections" means changes or additions to the
                  Derivative Technology made for the purpose of: (i) complying with the acceptance criteria for the PCI Card specified by SME; or (ii) eliminate or avoid the occurrence or effect of defect or error in the PCI Card.

         1.10 "Intellectual Property Rights" means all intellectual property rights worldwide (but specifically excluding trademarks, service marks, trade dress, trade names, and design patent rights) under statutory or common law or by contract and whether or not perfected, including all (i) patent rights;
                  (ii) rights associated with works of authorship including copyrights and mask work rights; (iii) rights relating to the protection of trade secrets and confidential information; (iv) any right analogous to those set forth herein and any other proprietary rights relating to intangible property, now existing, or hereafter filed, issued or acquired.

         1.11 "Licensed Technology" means the schematic design for the PCI Card, the OBP Software in Source Code form, and all other SME Deliverables and Confidential Information of SME provided to Pinnacle for the purposes of this Agreement.

         1.12 "Pinnacle Deliverables" means the items to be delivered to SME by Pinnacle for the purposes of this Agreement, as specified in the Development Plan.

         1.13 "Product Documentation" means any written materials developed by Pinnacle for distribution with the PCI Card to Approved Customers.

         1.14 "Source Code" means code of a computer program that is not executable by a computer system directly but must be converted into machine language by compilers, assemblers, or interpreters.

         1.15 "SME Deliverables" means the items to be delivered to Pinnacle by SME for the purposes of this Agreement, as specified in Exhibit A.


2.       DEVELOPMENT AND PRODUCT ORDERS.

         2.1      DELIVERY OF SME DELIVERABLES. SME will deliver to Pinnacle one
                  (1) copy of each of the SME Deliverables within seven (7) days of the Effective Date, unless a different date is specified in Exhibit A for any individual items. SME shall deliver the Licensed Technology to a common carrier, F.O.B. SME's facilities. Pinnacle assumes all risk of loss upon SME's transfer of the SME deliverables to a common carrier.

         2.2 PINNACLE DEVELOPMENT. In consideration for the rights and licenses granted to Pinnacle by SME under this Agreement, Pinnacle agrees to design and develop the PCI Card according to the Development Plan, and to deliver any Pinnacle Deliverables to SME or its Approved Customers as provided by the Development Plan.

         2.3 CHANGES ORDERS. If SME desires to change the design of the PCI Card or the Development Plan, SME will submit a written change order to Pinnacle which includes a description of the requested changes. Pinnacle will review the change order to determine the feasibility of the proposed changes, and will inform SME as to whether it accepts the change order within five (5) business days of receipt. The change order will be considered accepted when an authorized representative of Pinnacle has executed the change order and delivered it to SME in manner consistent with Section 13.1.

         2.4 ORDERS FROM APPROVED CUSTOMERS, PRICE LIMITS. After completion of the design and development of the PCI Card, Pinnacle agrees to accept orders for the manufactured PCI Card from Approved Customers, and to deliver the PCI Card according to commercially reasonable terms. Pinnacle agrees that the prices it quotes and charges for the PCI Card will be subject to the limitations set forth in EXHIBIT D.

         2.5 OEM ORDERS. SME will have the right to place orders for the PCI Card with Pinnacle acting as an original equipment manufacturer ("OEM") with the PCI Card product to bear an SME product name.


3.       OWNERSHIP.


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         3.1      LICENSED TECHNOLOGY. Pinnacle acknowledges and agrees that SME is and will remain the sole and exclusive owner of all right, title and interest in the Licensed Technology and all associated Intellectual Property Rights, and that Pinnacle acquires only those rights in the Licensed Technology specifically granted under this Agreement.

         3.2 DERIVATIVE TECHNOLOGY. Pinnacle acknowledges and agrees that SME will acquire ownership of all right, title and interest in the Derivative Technology developed during the term of this Agreement, whether developed independently by one of the parties or jointly by SME and Pinnacle, and that Pinnacle acquires only the rights to develop, use, and otherwise exploit the Derivative Technology specifically granted under this Agreement.

         3.3 FURTHER ASSURANCES. Pinnacle will cooperate with SME and take reasonable actions and execute necessary agreements, instruments, and documents to perfect SME's ownership interest in accordance with this Section, including, without limitation, the execution of necessary and appropriate instruments of assignment.


4.       GRANT OF LICENSES.

         4.1 LICENSED TECHNOLOGY. For Licensed Technology other than the OBP Software, SME hereby grants Pinnacle a non-exclusive, non-transferable right and license under SME's Intellectual Property Rights in the Licensed Technology for the term of this Agreement to (i) use, copy and modify the Licensed Technology at the Designated Site for the purposes of designing, developing, and manufacturing the PCI Card and Derivative Technology; (ii) sell the PCI Card to Approved Customers; and (iii) use the Licensed Technology to provide support to Approved Customers.

         4.2 OBP SOFTWARE. SME hereby grants Pinnacle a non-exclusive, non-transferable right and license under SME's Intellectual Property Rights in the Licensed Technology to (i) use, copy and modify the OBP Software in Source Code form on the Designated Equipment only for use with the PCI Card; (ii) compile the OBP Software in Source Code form on the Designated Equipment, and make and incorporate copies of the OBP Software in Binary Code form only into static memory of the PCI Card;
                  (iii) distribute the OBP Software in Binary Code form only, and only as incorporated into static memory of the PCI Card for sale to Approved Customers; and (iv) use the OBP Software for purposes of providing support to Approved Customers. In the event that, and only for so long as, the Designated Equipment is not operative, Pinnacle may transfer to and use the Licensed Software on back-up equipment at the Designated Site, provided Pinnacle promptly informs SME of such transfer in writing which identifies such other equipment.

         4.3 PRODUCT DOCUMENTATION. SME grants to Pinnacle a nonexclusive, nontransferable right and license under SME's Intellectual Property Rights in the Licensed Technology to develop, copy, and distribute Product Documentation with the PCI Card to Approved Customers.

         4.4 CONTROL OF DERIVATIVE TECHNOLOGY. Notwithstanding SME's ownership of the Derivative Technology, during the term of this Agreement as between the parties Pinnacle will have the right to maintain exclusive control and possession of the Derivative Technology.


5.       LIMITATIONS AND OBLIGATIONS.

         5.1 NO OTHER LICENSES. SME grants no rights or licenses to Pinnacle in the Licensed Technology other than those specifically stated in Section 3, and any use of the Licensed Technology beyond the scope of such license grant shall constitute a material breach of this Agreement.

         5.2 PROPRIETARY NOTICES, PRODUCT NAMES. Pinnacle shall not remove any proprietary notices of SME on any part of the Licensed Technology without the prior, written permission of SME. When the PCI Card is sold to Approved Customers, other than pursuant to an OEM order placed by SME, the PCI Card will carry a Pinnacle product name and any proprietary notices Pinnacle deems


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                  necessary to protect its Intellectual Property Rights. When the PCI Card is sold to SME on a OEM basis, the PCI Card will also include such proprietary notices of SME as SME deems necessary to protect its Intellectual Property Rights.

         5.3 USE OF THIRD PARTIES. Pinnacle may retain third parties to furnish services to it in connection with its use of Licensed Technology, development of Derivative Technology, and design and manufacture of the PCI Card only if reasonably required for the purposes of this Agreement. Third parties who perform work for Pinnacle must execute appropriate documents with Pinnacle effecting assignments of all rights with respect to such work to Pinnacle, and undertaking confidentiality obligations with respect to the Licensed Technology which are no less protective of SME's rights than this Agreement. SME may, upon its request, review the form of such agreements proposed for use by Pinnacle prior to use.

         5.4 MANUFACTURING LIMITATIONS. If Pinnacle uses an Affiliate or third party manufacturer for the PCI Card, Pinnacle may grant a sublicense to such party to use only that Licensed Technology and Derivative Technology as is necessary to enable the manufacture of the PCI Card, on terms and conditions no less protective of SME's rights than this Agreement. The Affiliate or third party manufacturer must agree to return the Licensed Technology and Derivative Technology to Pinnacle upon termination of this Agreement or termination of production of the PCI Card. Pinnacle may not provide the OBP software in Source Code form to any such Affiliate or third party manufacturer for any purpose.


6.       SUPPORT.

         6.1 SME SUPPORT. SME will be under no express obligation to support, enhance, or correct deficiencies in the Licensed Technology. SME may provide Pinnacle with technical support in its sole business discretion to facilitate transfer of the SME Deliverables to Pinnacle, and to clarify Pinnacle's understanding of the Licensed Technology for purposes of designing and manufacturing the PCI Card, and modifying the OBP Software in Source Code form. SME reserves the right to charge consulting and engineering services fees according to its standard rates if SME is required to commit significant resources to supporting Pinnacle. SME will provide Pinnacle with advance notice of its intention to charge fees for services before providing any such services, and the parties will execute a separate, written consulting and engineering services agreement stating their respective rights and obligations with respect to the services.

         6.2 SUPPORT FOR APPROVED CUSTOMERS. Pinnacle agrees to provide technical support, including Error Corrections, directly to Approved Customers subject to commercially reasonable terms.


7.       PAYMENTS AND TAXES.

         Subject to SME's rights under Section 6, each party will bear any and all costs and expenses it incurs for the purposes of this Agreement, and neither party will have a right to receive license fees or other compensation for the deliverables delivered and rights granted under this Agreement.


8.       TRADEMARKS, MARKETING ATTRIBUTION.

         8.1 SUN TRADEMARKS. "Sun Trademarks" means all names, marks, logos. designs, trade dress, and other brand designations used by Sun Microsystems, Inc. ("Sun") and SME in connection with the SME Technology and Sun's products. Pinnacle may refer to SME Technology and Sun's products by the associated Sun Trademarks, provided that such reference is not misleading and complies with the then current Sun Trademark and Logo Policies. Pinnacle shall not remove, alter, or add to any Sun Trademarks, nor shall it co-logo Sun's products. Specifically, Pinnacle shall not use the names "Sun," Solaris," "Java," or any other Sun Trademark in the name of any Developed Product, e.g., Developed Products may not be named 'SunXYZ" or "JavaXYZ" or "XYZ for Solaris."


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                  Pinnacle is granted no right, title, or license to, or
                  interest in, any Sun Trademarks. Pinnacle acknowledges Sun's rights in Sun Trademarks and agrees that any use of Sun Trademarks by Pinnacle shall inure to the sole benefit of Sun. Pinnacle agrees not to (a) challenge Sun's ownership or use of, (b) register, or (c) infringe any Sun Trademarks, nor shall Pinnacle incorporate any Sun Trademarks into Pinnacle's trademarks, service marks, company names, Internet addresses, domain names, or any other similar designations. If Pinnacle acquires any rights in any Sun Trademarks by operation of law or otherwise, it will immediately at no expense to Sun assign such rights to Sun along with any associated goodwill, applications, and/or registrations.

         8.2 ATTRIBUTION FOR PINNACLE MARKETING. Pinnacle may use only the following, in its entirety, in connection with the marketing of the PCI Card, where "XYZ" is the name of the PCI Card: "XYZ is derived from designs and incorporates software technology licensed from Sun Microsystems, Inc."


9.       TERM AND TERMINATION.

         9.1 TERM. This Agreement shall commence as of the Effective Date and expire three (3) years thereafter; provided, that this Agreement shall automatically renew for successive one (1) year periods unless either party notifies the other of its desire that this Agreement expire more than sixty (60) days before the anniversary of the Effective Date, whereupon this Agreement shall expire upon such date. Upon expiration of this Agreement, Pinnacle shall immediately discontinue use of the Licensed Technology and shall promptly return all Licensed Technology and Derivative Technology in Pinnacle's possession to SME. Notwithstanding the foregoing, Pinnacle may retain only such copies of Licensed Technology and Derivative Technology as are necessary to support the Approved Customers, provided that (i) Pinnacle agrees to treat such Licensed Technology and Derivative Technology in accordance with the terms of this Agreement including, without limitation, the confidentiality terms, and (ii) Pinnacle agrees to promptly return such Licensed Technology and Derivative Technology to SME when it is no longer necessary to support the Approved Customers. In addition, Pinnacle shall permanently destroy or disable all electronically reproducible copies of the Licensed Technology and Derivative Technology, including any electronic files or documents containing any portion of the Licensed Technology or Derivative Technology.

        9.2       TERMINATION. This Agreement may be terminated as follows:

                  9.2.1 By either party upon sixty (60) days' written notice specifying breach if the other party fails to comply with any of the material terms or conditions of this Agreement unless within the period of notice, all specified breaches have been remedied.

                  9.2.2 By SME upon ten (10) days' written notice, it Pinnacle violates the license or confidentiality terms of this Agreement.

         9.3 EFFECT OF TERMINATION- PINNACLE'S BREACH. In the event of termination of this Agreement due to a breach by Pinnacle, the rights and licenses granted by SME to Pinnacle will immediately terminate and Pinnacle will have no further right to the Licensed Technology or the Derivative Technology. Within ten (10) days after termination, Pinnacle must return all copies of the Licensed Technology and Derivative Technology in Pinnacle's possession or control. In addition, Pinnacle must permanently destroy or disable all electronically reproducible copies of the Licensed Technology and Derivative Technology and any electronic files or documents containing any portion of the Licensed Technology or Derivative Technology. Upon request by SME, a duly authorized officer of Pinnacle must certify to SME that Pinnacle has destroyed or returned all copies of the Licensed Technology and Derivative Technology as required under this Subsection.

         9.4 CHANGE OF CONTROL. In the event of the direct or indirect taking over or assumption of control of Pinnacle or of substantially all of its assets by any government, governmental agency or other third party. SME may terminate this Agreement upon written notice to Pinnacle.


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         9.5      LIMITATION OF LIABILITY. Neither party shall have the right to recover damages or indemnification of any nature, whether by way of lost profits, expenditures for promotion, payment for goodwill or otherwise made in connection with the business contemplated by this Agreement, due to the expiration or permitted or lawful termination of this Agreement. EACH PARTY WAIVES AND RELEASES THE OTHER FROM ANY CLAIM TO COMPENSATION
                  OR IDEMNITY FOR TERMINATION OF THE BUSINESS RELATIONSHIP
                  UNLESS SUCH TERMINATION IS IN BREACH OF THIS AGREEMENT.

         9.6 SURVIVAL. Rights and obligations under this Agreement which by their nature should survive, will remain in effect after termination or expiration hereof.


10.      CONFIDENTIAL INFORMATION.

         10.1 OBLIGATION. Except as provided in this Agreement, a receiving party may not use, make, have made, distribute or disclose any copies of Confidential Information it receives from the disclosing party pursuant to this Agreement, in whole or in part, without the prior written authorization of such disclosing party. Each party shall hold in confidence any Confidential Information received from the other pursuant to this Agreement and shall protect the confidentiality thereof with no less than reasonable care, for the term of this Agreement, but in no event less than five (5) years from the date of receipt of the Confidential Information, except for Source Code which shall be protected in perpetuity.

         10.2 EXCEPTIONS. Notwithstanding any provisions contained herein concerning nondisclosure and non-use of the Confidential Information, the obligations of Section 10.1 shall not apply to any portion of the Confidential Information which a receiving party can demonstrate:

                  (i) is now, or hereafter through no act or failure to act on the part of receiving party becomes, generally known in the electronics industry;

                  (ii) is known to receiving party at the time of receiving such Confidential Information without an obligation of confidentiality;

                  (iii) is hereafter rightfully furnished to receiving party by a third party without restriction on disclosure; or

                  (iv) is independently developed by receiving party without any use of the Confidential Information.

         10.3 EMPLOYEE ACCESS. Confidential Information may only be disclosed to employees having a need to know such Confidential Information for purposes of this Agreement. Each party shall inform its employees having access to the Confidential Information of the limitations, duties and obligations regarding nondisclosure and copying of any or all of the Confidential Information.

         10.4 NOTICE OF VIOLATION. Each party agrees to provide notice to the other immediately after learning of or having reason to suspect a breach of any of the provisions of this Section.


11.      WARRANTIES; HIGH RISK APPLICATIONS.

         11.1 LICENSED TECHNOLOGY. Pinnacle acknowledges that the Licensed Technology may be in the process of change or development. Licensed Technology and SME Confidential Information is provided "AS IS".

         11.2 DERIVATIVE TECHNOLOGY. Pinnacle acknowledges and warrants that the PCI Card will meet or exceed the acceptance criteria specified by SME and delivered to Pinnacle as stated in Exhibit A, and that the manufactured PCI Card will be free from errors which materially impairs its functionality.


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         11.3     DISCLAIMER. SME DOES NOT MAKE AND DISCLAIMS ANY EXPRESS OR
                  IMPLIED WARRANTIES OR CONDITIONS WITH RESPECT TO THE LICENSED TECHNOLOGY AND RELATED MATERIALS INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF NON-INFRINGEMENT OF THIRD PARTY RIGHTS, DESIGN, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR WARRANTIES ARISING FROM A COURSE OF DEALING OR PERFORMANCE OR USAGE OF TRADE. No agent of SME is authorized to incur warranty obligations on behalf of SME or modify the limitations as set forth herein.

         11.4 HIGH RISK APPLICATIONS. Licensed Technology is not designed or intended for use in on-line control of aircraft, air traffic, aircraft navigation or aircraft communications; or in the design, construction, operation or maintenance of any nuclear facility. SME disclaims any express or implied warranty of fitness for such uses. Pinnacle represents that it will not use Licensed Technology or Derivative Technology and will not use, distribute or resell the PCI Card for such purposes and that it will use its best efforts to ensure that Approved Customers are provided with a copy of this Subsection.

         11.5 PRODUCT LIABILITY. Pinnacle shall not, in connection with the marketing of the PCI Card represent, either directly or indirectly, that SME has certified or approved of the form, fit, function, performance or compatibility thereof. Pinnacle shall indemnity, release, defend and hold SME harmless from all claims, damages, losses, costs and expenses, including reasonable attorneys' fees and expenses, arising in defense of any claim of product liability in any way relating to the PCI Card or Derivative Technology, provided that SME (i) gives Pinnacle written notice of such claim, (ii) cooperates with Pinnacle, at Pinnacle's expense, in the defense of the claim, and (iii) gives Pinnacle the right to control the defense and settlement of the claim, except that Pinnacle may not enter into any settlement that affects SME's rights or interest without SME's prior written approval. SME has no authority to settle any claim on behalf of Pinnacle.

12.       LIMITATION OF LIABILITY.

         12.1 INFRINGEMENT. SME IS NOT RESPONSIBLE FOR ANY LIABILITY RELATED TO ANY CLAIM ALLEGING THAT THE USE OF LICENSED TECHNOLOGY, USE, MANUFACTURE OR, SALE OF THE PCI CARD INFRINGES THE INTELLECTUAL PROPERTY RIGHTS OF ANY THIRD PARTY.

         12.2 GENERAL LIMITATION. Except for breach of Sections 10, 11.3 or 11.4, and to the extent not prohibited by applicable law.

                         A. SME's aggregate liability to Pinnacle for claims
                 relating to this Agreement, whether in contract or tort, shall be limited to the total of any payments made to SME by Pinnacle for services provided under Section 6.

                         B. Pinnacle's aggregate liability to SME for claims
                 relating to this Agreement, whether in contract or tort, shall be limited to the total of the gross revenue received by Pinnacle from the sale of the PCI Card to Approved Customers during the term of this Agreement.

                         B. Neither party will be liable for any indirect,
                 punitive, special, incidental or consequential damage in connection with or arising out of this Agreement, including loss of business, revenue, profits, use, data or other economic advantage. however it arises, whether in contract or in tort, even it that party has been previously advised of the possibility of such damages.

                         C. Liability for damages shall be limited and excluded,
                 even if any exclusive remedy provided for in this Agreement fails of its essential purpose.


13.      MISCELLANEOUS.

         13.1 NOTICES. All written notices required by this Agreement must be delivered in person or by means evidenced by a delivery receipt and will be effective upon receipt.
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         13.2     RELATIONSHIP. This Agreement is not intended to create a
                  relationship such as a partnership, franchise, joint venture, agency, or employment relationship. Neither party may act in a manner which expresses or implies a relationship other than that of independent contractor, nor bind the other party.

         13.3 GOVERNING LAW. Any action related to this Agreement will be governed by California law and controlling U.S. federal law. No choice of law rules of any jurisdiction will apply.

         13.4 ATTORNEY'S FEES. In addition to any other relief, the prevailing party in any action arising out of this Agreement shall be entitled to attorneys' fees and costs.

         13.5 FORCE MAJEURE. A party is not liable under this Agreement for non-performance caused by events or conditions beyond that party's control if the party makes reasonable efforts to perform. This provision does rot relieve Pinnacle of its obligation to make payments then owing.

         13.6 AVAILABLE RELIEF. Nothing herein is to be construed as limiting either party from seeking injunctive or other equitable relief at any time. Pinnacle acknowledges and agrees that (i) the restrictions on its use and disclosure of SME's Confidential Information and the restrictions and limitations on the licenses granted to Pinnacle are reasonable and necessary to protect legitimate interests, (ii) in the event of a violation by Pinnacle of any of the provisions of Sections 3, 4, or 10, remedies at law will be inadequate and such violation will cause irreparable damages to SME within a short period of time, and (iii) SME will be entitled to injunctive relief against every violation of these Sections.

         13.7 ASSIGNMENT. Neither party may assign or otherwise transfer any of its rights or obligations under this Agreement, without the prior written consent of the other party, except that SME may assign its right to payment and may assign this Agreement to any of its Affiliates.

         13.8 WAIVER. Any express waiver or failure to exercise promptly any right under this Agreement will not create a continuing waiver or any expectation of non in-enforcement.

         13.9 SEVERABILITY. If any provision of this Agreement is held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and shall be interpreted, to the extent possible, to achieve the purposes as originally expressed in the invalid, illegal or unenforceable provision.

         13.10 EXPORT CONTROL. The Licensed Technology, Derivative Technology and SME Confidential Information are subject to U.S. export control laws and may be subject to export or import regulations in other countries. Pinnacle agrees to comply strictly with all such laws and regulations and acknowledges that it has the responsibility to obtain such licenses to export, re-export or import as may be required after delivery to Pinnacle.

         13.11 ENTIRE AGREEMENT. This Agreement, including the attached Exhibits, is the parties' entire agreement relating to its subject matter. It supercedes all prior or contemporaneous oral or written communications, proposals, conditions, representations and warranties and prevails over any conflicting or additional terms of any quote, order, acknowledgement, or other communication between the parties relating to its subject matter during the term of this Agreement. No modification to this Agreement will be binding, unless in writing and signed by an authorized representative of each party.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.


SUN MICROELECTRONICS                              PINNACLE DATA SYSTEMS, INC.

A DIVISION OF SUN MICROSYSTEMS, INC.
BY: /s/ Sam Spadafora                             BY: /s/ John D. Bair
   ------------------------------------              ---------------------------------------

NAME: Sam Padafora                                NAME: John D. Bair
     ----------------------------------                 ------------------------------------

TITLE: V.P.                                       TITLE: C.E.O.
      ---------------------------------                 ------------------------------------

The Exhibits to this Agreement are:
-----------------------------------

Exhibit A -      SME DELIVERABLES
Exhibit B -      DEVELOPMENT PLAN
Exhibit C -      PRICING
Exhibit D -      APPROVED CUSTOMERS

                                    EXHIBIT A
                                SME DELIVERABLES


For delivery upon the Effective Date:

1. Schematics for PCI Card, 12 pages, electronic file, PostScript format

2. Netlist report for PCI Card components, electronic file, text format

3. Bill of materials, electronic file, text format

4. Component Placement drawing, electronic file, PostScript format

5. PCIO User's Manual

6. Source Code for Open Boot Software, electronic file, text format


For delivery on or before 10/31/97

1. Acceptance criteria for prototype boards

                                    EXHIBIT B
                                DEVELOPMENT PLAN


(1)      SCHEDULE AND PINNACLE DELIVERABLES.

         ITEM                                                      START                         DEADLINE
0.       SMCC give PDSi all documentation                                                        10/27/97
         on PCI card to be designed

1.       Parts database creation                                   10/31/97                      11/03/97
          (footprints, vendors)

2.       Vendors approval                                                                        11/04/97

3.       Design Verification Plan                                                                11/15/97

4.       Purchasing                                                11/08/97                      11/28/97

5.       Layout concepts 11/08/97 (parts location, etc.)

6.       Mechanical drawings                                       11/03/97                      11/09/97

6.       Mechanical parts manufacturing                            11/10/97                      11/28/97

7.       Layout and Routing                                        11/08/97                      11/ 23/97
         (1st revision)

8.       Layout and Routing Review                                                               11/12/97

9.       Layout and Routing                                        11/12/97                      11/17/97
         (2nd revision)

10.      Rev.1 boards manufacturing                                11/17/97                      11/26/97

11.      Two boards population with                                11/29/97                      11/30/97
         components

12.      First bring up and testing                                                              11/30/97

13.      Code Modification and                                     11/08/97                      11/31/97
         PROM Programming

14.      ECOs                                                      11/30/97                      11/31/97

15.      Two P1 boards shipment to GTE                                                           12/12/97

16.      ECOs                                                      11/31/97                      12/11/97

17.      Documentation                                                                           12/12/97



(1)       SCHEDULE AND PINNACLE DELIVERABLES (CONTINUED).

         ITEM                                                       START                        DEADLINE

18.      Ten P1 boards population with                             12/12/97                      12/19/97
         components, ECOs

19.      Ten P1 boards bring up and                                12/22/97                      12/25/97
         testing

20.      Ten PI boards shipment to GTE                                                           12/26/97

21.      Environmental and Compliance                              12/26/97                      01/14/97
         Testing

22.      Rev-2 Layout and Routing                                  01/15/97                      01/19/97

23.      Rev.2 boards manufacturing                                01/20/98                      01/30/98

24.      Ten boards population with                                02/01/98                      02/04/98
         components

25.      Second bring up and                                                                     02/07/98
         testing

26.      ECOs                                                      2/07/98                       02/08/98

27.      Ten P2 boards shipment to GTE                                                           02/09/98

28.      System testing with customer                              02/10/98                      02/20/98
         hardware and software

29.      ECOs                                                      02/23/98                      02/24/98

30.      Mass production preparation:                              02/25/98                      03/13/98
                 -stencil design
                 -production documentation
                 -vendor approval

31.      FCS                                                                                     03/16/98


The dates in this Development Plan assume a Effective Date of 10/27/97 for the Agreement. If the actual Effective Date is later than 10/27/97, the parties agree that the dates in this Development Plan will be extended by a corresponding number of days.

(2) DESIGNATED SITE:              Pinnacle Data Systems, Inc.
                                  2155 Dublin Road
                                  Columbus, Ohio 43228

(3) DESIGNATED EQUIPMENT:         Sun Ultra Sparc 143, CPU
                                  Part# 501-2836, CPU SN#013859 Host ID 80a568,
                                  IP Address 8:0:20:80:A5:68

                                    EXHIBIT C
                                     PRICING

1. SALES TO APPROVED CUSTOMERS. In making sales of the manufactured PCI Card to Approved Customers, Pinnacle will charge no more than five hundred and 00/100 US dollars ($500.00) per unit for the first two (2) years from the Effective Date of the Agreement.

2. SALES TO SME. Notwithstanding the above paragraph, for the term of the Agreement SME will be entitled to purchase the manufactured PCI Card from Pinnacle for Pinnacle's manufacturing cost, plus 20% for overhead and profit.

                                    EXHIBIT D
                               APPROVED CUSTOMERS



The following are Approved Customers under this Agreement:

         GTE Corporation, Government Systems Corp., Communications Systems Division, (No other GTE Divisions, or GTE Affiliates without separate approval)

         Sun Microsystems, Inc., or any of its Affiliates